UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): June 20, 2023 (June 16, 2023)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On June 16, 2023 (the “Effective Date”), National Health Investors, Inc. (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the financial institutions party thereto as lenders and agents, which provides for aggregate revolving loan commitments of $200.0 million (the “Term Loan”), which amount was fully advanced on the Effective Date. The Loan Agreement replaced the Existing Term Loan Agreement (as defined and described below).

The Loan Agreement includes the option to add term loans under the Loan Agreement to up to $300.0 million in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional term loans. The Term Loan will mature on June 16, 2025, unless extended pursuant to one or both of the two six-month extension options provided therein. The exercise of an extension option requires the payment of a fee of 0.075% on the extended Term Loan for each extension and is subject to certain other customary conditions.

The Loan Agreement is guaranteed by certain subsidiaries of the Company that guarantee other unsecured indebtedness of the Company. Subsidiaries of Company are required to guarantee the Company’s obligations under the Loan Agreement if any such subsidiary incurs unsecured indebtedness or guarantees unsecured indebtedness of the Company or another subsidiary of the Company (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $5 million).

The Term Loan bears interest, at Company’s option, at a rate of either Term SOFR (plus a credit spread adjustment) plus a margin ranging from 0.75% to 1.65%, Daily SOFR (plus a credit spread adjustment) plus a margin ranging from 0.75% to 1.65% or the base rate plus a margin ranging from 0.00% to 0.65%, in each case, with the actual margin determined according to the Company’s credit rating. The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the adjusted Term SOFR for a one-month tenor plus 1.0%.

The Loan Agreement contains representations, financial and other affirmative and negative covenants that are generally customary for credit facilities of this type. The Loan Agreement requires that the Company comply with various covenants, including covenants restricting indebtedness, mergers, affiliate transactions, entering into agreements with restrictions on granting liens or intercompany transfers, asset sales, indebtedness and the payment of dividends following an event of default. In addition, the Loan Agreement requires that the Company satisfy certain financial maintenance covenants, including:

•	ratio of consolidated total indebtedness to consolidated total asset value of not more than 0.60 to 1.00 (subject to a higher level of 0.65 to 1.00 for four quarters following material acquisitions);

•	a minimum consolidated tangible net worth of $1.57 billion;

•	ratio of consolidated EBITDA to consolidated fixed charges of not less than 1.50 to 1.00;

•	ratio of secured indebtedness to consolidated total asset value of not more than 0.30 to 1.00;

•	ratio of unsecured indebtedness to unencumbered asset value of not more than 0.60 to 1.00 (subject to a higher level of 0.65 to 1.00 for four quarters following material acquisitions); and

•	ratio of consolidated net operating income from all properties include in unencumbered asset value to consolidated unsecured interest expense of not less than 2.00 to 1.00.

The Loan Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Loan Agreement to be immediately due and payable.

Certain of the lenders under Term Loan or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing descriptions of the Loan Agreement does not purport to be a complete statement of the terms and conditions of the Loan Agreement and is qualified in its entirety by reference to the text of such Loan Agreement and the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, the existing term loan agreement by and among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, dated as of September 17, 2018 (as amended, supplemented and otherwise modified, the “Existing Term Loan Agreement”) comprised of a unsecured term loan facility in an initial principal amount of $300.0 million (the “Existing Term Loan”) was terminated and the Existing Term Loan was repaid in full. All subsidiary guarantees of the Existing Term Loan were automatically released upon the termination of the Existing Term Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Term Loan Agreement dated as of June 16, 2023 by and among National Health Investors, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, in HTML.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    June 20, 2023